Exhibit 3.2

AMENDED AND RESTATED
BY- LAWS

ARTICLE I
OFFICES

Section 1.1.  The registered office shall be located in 300 Deschutes Way SW, Suite 304, Tumwater, Washington 98501.

Section 1.2.  The corporation may also have offices at such other places both within and without the State of Washington as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
ANNUAL MEETINGS OF SHAREHOLDERS

Section 2.1.  All meetings of shareholders for the election of directors shall be held at such place within or without the State of Washington as may be fixed from time to time by the board of directors.

Section 2.2.  Annual meetings of shareholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors and transact any other business that may be properly brought at the meeting.

ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS

Section 3.1.  Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Washington as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 3.2.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote on any issue at the meeting.

ARTICLE IV
NOTICE TO SHAREHOLDERS

Section 4.1.  Any notice to shareholders required or permitted under these by-laws, the articles of incorporation or the Washington Business Corporation Act shall be provided in accordance with this ARTICLE IV.

Section 4.2.  Notice may be provided in a tangible medium and may be transmitted by mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment that transmits a facsimile of the notice.  If these forms of notice in a tangible medium are impracticable, notice in a tangible medium may be transmitted by an advertisement in a newspaper of general circulation in the area where published.

Section 4.3.  Notice may be provided in an electronic transmission and be electronically transmitted.  Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted.  Notice provided in an electronic transmission includes material required to accompany the notice by the Washington Business Corporation Act.  A shareholder that has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of a record.  The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the secretary of the corporation, the transfer agent or any other person responsible for giving the notice.  The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other corporate action.  Notice to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

Section 4.4.  Notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be provided in the form of a record by or at the direction of the Board of Directors, the Chairperson of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting, as provided below.

Section 4.5.  Except as otherwise set forth in this Section 5, notice of the meeting shall be provided not less than 10 or more than 60 days before the meeting.  Notice of a meeting held for the purpose of considering an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets other than in the regular course of business or the dissolution of the corporation shall be provided not less than 20 or more than 60 days before the meeting.

Section 4.6.  If an annual or special meeting of shareholders is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment.  If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be provided to persons who, as of the new record date, are shareholders entitled to notice of or to vote at the adjourned meeting.

Section 4.7.  Notice of the date, time, place and purpose of a special meeting called upon the demand of shareholders in accordance with Section 3.2 of these bylaws shall be provided within 30 days after the demand is delivered to the Secretary.

ARTICLE V
QUORUM AND VOTING OF STOCK

Section 5.1.  Shares entitled to vote as a separate voting group may approve a corporate action at a meeting only if a quorum of those shares exists with respect to that corporate action.  Unless the articles of incorporation or statute provide otherwise, a majority of the votes entitled to be cast on the corporate action by the voting group constitutes a quorum of that voting group for approval of that corporate action.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 5.2.  If a quorum exists, corporate action, other than the election of directors, is approved by a voting group if the votes cast within the voting group favoring the corporate action exceed the votes cast within the voting group opposing the corporate action, unless the articles of incorporation or statute require a greater number of affirmative votes.

Section 5.3.  Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.  A shareholder may vote either in person or by proxy executed in writing or authorized by electronic transmission by the shareholder or by the shareholder’s duly authorized attorney-in-fact.

In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by the shareholder, for as many persons as there are directors to be elected, or, if not otherwise provided in the articles of incorporation, to cumulate the vote of said shares, and give one candidate as many votes as the number of directors multiplied by the number of the shareholder’s shares of stock shall equal, or to distribute the votes on the same principle among as many candidates as the shareholder may see fit.

Section 5.4.  Corporate action required or permitted to be approved by a shareholder vote at a meeting may be approved without a meeting or a vote if either (i) the corporate action is approved by all shareholders entitled to vote on the corporate action or (ii) the corporate action is approved by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to approve such corporate action at a meeting at which all shares entitled to vote on the corporate action were present and voting, and at the time the corporate action is approved, the corporation is not a public company and is authorized to approve such corporate action under this subsection (ii) by the articles of incorporation.

Corporate action may be approved by shareholders without a meeting or a vote by means of execution of a single consent or multiple counterpart consents by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes necessary under subsection (i) or (ii) above.  Any such shareholder consent must: (i) be in the form of an executed record as defined by statute; (ii) indicate the date of execution of the consent by each shareholder who executes it, which date must be on or after the applicable record date; (iii) describe the corporate action being approved; (iv) when delivered to each shareholder for execution, include or be accompanied by the same material that would have been required by statute to be delivered to shareholders in or accompanying a notice of meeting at which the proposed corporate action would have been submitted for shareholder approval; and (v) be delivered to the corporation for inclusion in the minutes of filing with the corporate records.

ARTICLE VI
DIRECTORS

Section 6.1.  The corporation shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of the directors then in office.  Directors need not be residents of the State of Washington nor shareholders of the corporation.  The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his or her successor shall have been elected and qualified.  The first board of directors shall hold office until the first annual meeting of shareholders.

Section 6.2.  Any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, or the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, unless the articles of incorporation provide otherwise.  A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his or her predecessor in office.  A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders.

Section 6.3.  The business affairs of the corporation shall be managed by or under the direction of the board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

Section 6.4.  The directors may keep the books of the corporation, except such as are required by statute to be kept at a specific location, at such place or places within or without the State of Washington as they may from time to time determine.

Section 6.5.  The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VII
BOARD OF DIRECTORS MEETINGS

Section 7.1.  Meetings of the board of directors, regular or special, may be held either within or without the State of Washington.

Section 7.2.  Regular meetings of the board of directors may be held upon notice or without notice, and at such time and place as shall from time to time be determined by the board.

Section 7.3.  Special meetings of the board of directors may be called on 24 hours’ notice to each director, either personally or by mail, facsimile or electronic transmission as permitted by statute.

Section 7.4.  Attendance or participation of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director, at the beginning of the meeting (or promptly upon his or her arrival), objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to any corporate action approved at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7.5.  A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by statute or by the articles of incorporation but in no event less than one-third of the number of directors specified in the articles of incorporation or these bylaws.  The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation.  If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.6.  Any corporate action required or permitted to be approved at a meeting of the directors may be approved without a meeting if one or more consents in writing, setting forth the corporate action so taken, shall be signed or sent by electronic transmission as permitted by statute by all of the directors.

ARTICLE VIII
EXECUTIVE COMMITTEES

Section 8.1.  The board of directors, by resolution, may create standing or temporary committees, including an executive committee, and appoint members from its own number and invest the committees with powers as it may see fit, subject to conditions as may be prescribed by the board, the articles of incorporation, these bylaws and applicable law.  The resolution must be adopted by the greater of a majority of all the directors then in office and, if applicable, the number of directors required by the Articles of Incorporation or these bylaws to approve the creation of the committee.  Each committee must have two or more members, who shall serve at the pleasure of the board of directors.

Section 8.2.  All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

Section 8.3.  By Board resolution, directors and committee members may be paid for their service as directors and committee members in such amounts and form as specified in such resolution, which may include, without limitation, their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting or a stated salary as director or a committee member, and such other compensation as the Board may determine (including, without limitation, stock options or other equity compensation).  No payment for expenses or compensation as a director or committee member shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation for his or her services.

ARTICLE IX
NOTICES

Section 9.1.  Whenever, under the provisions of the statutes or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall be construed to mean written notice, which may be given, by mail, addressed to such director or shareholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice may also be given by facsimile or electronic transmission as permitted by statute.

Section 9.2.  Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing signed or sent by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X
OFFICERS

Section 10.1.  The officers of the corporation shall be chosen by the board of directors and shall be a president or chief executive officer, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

Section 10.2.  The board of directors at its first meeting after each annual meeting of shareholders shall choose a president or chief executive officer, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

Section 10.3.  The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 10.4.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 10.5.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the board of directors may be removed at any time with or without cause by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

ARTICLE XI
CERTIFICATES FOR SHARES

The shares of the corporation may but need not be represented by certificates.  If the shares are represented by certificates, each certificate shall be signed by the president, chief executive officer or a vice-president and the secretary or an assistant secretary of the corporation or by the board of directors, and may be sealed with the seal of the corporation or a facsimile thereof.  If the corporation is authorized to issue different classes of shares or different series within a class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request in writing and without charge, a summary statement of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the board of directors to determine variations for future series.

LOST CERTIFICATES

The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

FIXING RECORD DATE

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to approve any other corporate action, or entitled to payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the meeting or more than 10 days prior to the date on which the first shareholder consent is executed with respect to corporate action approved without a meeting.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

REGISTERED SHAREHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Washington.

LIST OF SHAREHOLDERS

After fixing the record date for a meeting, the officer or agent having charge of the transfer books for shares shall prepare an alphabetical list of the names of all shareholders who on the record date are entitled to notice of the meeting, which list (1) shall be arranged by voting group and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder; (2) shall be available for inspection by any shareholder, beginning ten days prior to the meeting and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held; and (3) shall be made available by the corporation at the meeting, any shareholder (or his or her agent or attorney) being entitled to inspect the list at any time during the meeting or any adjournment.  The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

ARTICLE XII

INDEMNIFICATION

Section 12.1.  Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or, that being or having been a director or officer of the corporation, he or she is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “indemnitee”), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by the indemnitee in connection with the proceeding, and the indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the corporation or a director, officer partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Except as provided in Section 12.4 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify the indemnitee in connection with a proceeding (or part of a proceeding) initiated by the indemnitee only if a proceeding (or part of a proceeding) was authorized or ratified by the Board.  The right to indemnification conferred in this Section shall be a contract right.

Section 12.2.  No indemnification shall be provided to any indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of RCW 23B.08.310, for any transaction with respect to which it was finally adjudged that the indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying indemnification.  Notwithstanding the foregoing, if RCW 23B.08.560 is amended, the restrictions on indemnification set forth in this Section 12.2 shall be as set forth in the amended statutory provision.

Section 12.3.  The right to indemnification conferred in this ARTICLE XII shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (an “advancement of expenses”).  An advancement of expenses shall be made upon delivery to the corporation of an undertaking (an “undertaking”), by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified.

Section 12.4.  If a claim under Section 12.1 or Section 12.3 of these Bylaws is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim.  If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of litigating the suit.  The indemnitee shall be presumed to be entitled to indemnification under this ARTICLE XII upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

Section 12.5.  Pursuant to RCW 23B.08.560(2) or any successor provision, the procedures for indemnification and the advancement of expenses set forth in this ARTICLE XII are in lieu of the procedures required by RCW 23B.08.550 or any successor provision.

Section 12.6.  Except as set forth in Section 12.5 of these Bylaws, the right to indemnification and the advancement of expenses conferred in this ARTICLE XII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board or shareholders, contract or otherwise.  Notwithstanding any amendment or repeal of this ARTICLE XII, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to this ARTICLE XII, any indemnitee shall be entitled to indemnification in accordance with the provisions of these Bylaws and those procedures with respect to any acts or omissions of the indemnitee occurring prior to the amendment or repeal.

Section 12.7.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify the person against the expense, liability or loss under the Washington Business Corporation Act or other law.  The corporation may enter into contracts with any director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this ARTICLE XII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of the amounts as may be necessary to effect indemnification as provided in this ARTICLE XII.

Section 12.8.  In addition to the rights of indemnification set forth in Section 12.1, the corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this ARTICLE XII with respect to indemnification and the advancement of expenses of directors and officers of the corporation; (b) pursuant to rights granted or provided by the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

Section 12.9.  Any person who, while a director or officer of the corporation, is or was serving (a) as a director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a majority owned subsidiary of the corporation is a general partner or has a majority ownership, shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under Section 12.1 and Section 12.3.

Section 12.10.  It is the intent that with respect to all advancement and indemnification obligations under this ARTICLE XII, the corporation shall be the primary source of advancement, reimbursement and indemnification relative to any direct or indirect shareholder of the corporation (or any affiliate of such shareholder, other than the corporation or any of its direct or indirect subsidiaries).  The corporation shall have no right to seek contribution, indemnity or other reimbursement for any of its obligations under this ARTICLE XII from any such direct or indirect shareholder of the Corporation (or any affiliate of such shareholder, other than the corporation or any of its direct or indirect subsidiaries).

ARTICLE XIII
GENERAL PROVISIONS
DIVIDENDS

Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation.

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Washington.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XIV
AMENDMENTS

Section 14.1.  These bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board, unless otherwise provided by the articles of incorporation or by statute, or the shareholders in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw.  The shareholders may amend or repeal the bylaws, or adopt new bylaws, even though the bylaws may also be amended or repealed, or new bylaws adopted, by the board of directors.

Section 14.2.  A by-law that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed by the shareholders only if the provision was originally adopted by the shareholders or by either the shareholders or the board of directors if the provision was originally adopted by the board of directors.